                                                               Exhibit (p)(2)(i)

METROPOLITAN WEST ASSET MANAGEMENT, LLC


                                EMPLOYEE POLICY
                                   COMPLIANCE


1.   Introduction

This Code of Ethics is based on the principle that the officers, directors and employees of MWAM owe a fiduciary duty to, among others, MWAM's clients. In light of this fiduciary duty, you should conduct yourself in all circumstances in accordance with the following general principles:

     . You must at all times place the interest of MWAM's clients before your own interests;

     . You must conduct all of your personal investment transactions consistent with this Code and in such a manner as to avoid any actual or potential conflict of interest or any abuse of your position of trust and responsibility; and

     . You should adhere to the fundamental standard that investment advisory personnel should not take inappropriate advantage of their positions to their personal benefit.

Although it is sometimes difficult to determine what behavior is necessary or appropriate to adhere to these general principles, this Code contains several guidelines for proper conduct. However, the effectiveness of MWAM's policies regarding ethics depends on the judgment and integrity of its employees rather than on any set of written rules. Accordingly, you must be sensitive to the general principles involved and to the purposes of the Code in addition to the specific guidelines and examples set forth below. If you are uncertain as to whether a real or apparent conflict exists in any particular situation between your interests and those of MWAM's clients, you should consult the compliance officer immediately.

2.   Definitions

     (a) "Access Person" means any partner, officer, manager or employee of Metropolitan West Asset Management, LLC (or "Metropolitan West Asset Management") as well as any person who knows about recommendations made by Metropolitan West Asset Management.

          Members of the immediate family of an Access Person who live in the same household or who receive substantial financial support from an Access Person are covered by this Code of Ethics to the same extent as the Access Person.

                                                                  Compliance - 1

METROPOLITAN WEST ASSET MANAGEMENT, LLC


                                EMPLOYEE POLICY
                                   COMPLIANCE


     (b) "Beneficial Ownership" shall mean any person who enjoys, or will enjoy, the benefits of ownership even though title is in another name. For example, a person is regarded as having a beneficial interest in securities held in the name of:

          .    A husband, wife or a minor child;

          .    A relative sharing the same house; and

          .    Anyone else if the Access Person:

               (i) obtains benefits substantially equivalent to ownership of the securities;

               (ii) can obtain ownership of the securities immediately or at some future time; or

               (iii)  can vote or dispose of the securities.

          If you act as a fiduciary with respect to funds and accounts managed outside of MWAM (for example, if you act as the executor of an estate for which you make investment decisions), you will have a beneficial interest in the assets of that fund or account. Accordingly, any securities transactions you make on behalf of that fund or account will be subject to the general trading restrictions expressed above.

          Beneficial ownership shall be interpreted in the same manner as it is in Rule 16a-1 of the Securities Exchange Act of 1934.

     (c) "Covered Security" shall have the same meaning as "security" expressed in Section 202(a)(18) of the Investment Advisers Act of 1940.1 In addition, Coverd Securities shall include, among other things, initial public offerings (IPOs) of stock, closed-end mutual funds, and interests in privately placed offerings and limited partnerships that are primarily invested in any securities included in the

_______________

/1/    Specifically, the Advisers Act defines a security as "any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or base on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security", or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guaranty of, or warrant or right to subscribe to or purchase any of the foregoing."

                                                                  Compliance - 2

METROPOLITAN WEST ASSET MANAGEMENT, LLC


                                EMPLOYEE POLICY
                                   COMPLIANCE


          rule. Covered Securities, however, do not include Exempt Securities as defined below. See also "Report-only Security".

     (d) "Exempt Security" shall mean certain securities, or securities obtained in transactions, that are not considered Covered Securities and, therefore, are exempt from the pre-clearance and reporting requirements of this Code. Exempt Securities are described in detail on page 8.

     (e) "Outside Fiduciary Account" means certain fiduciary accounts outside of MWAM for which an Access Person has received MWAM's approval to act as fiduciary and which MWAM has determined qualify to be treated as Outside Fiduciary Accounts under this Code.

     (f) "Pre-authorization Request Form" refers to the standardized form approved by MWAM management for use by all Access Persons in seeking approval to trade a Covered Security that is not a Report-only Security.

     (g) "Purchase or sale of a security" includes the writing of an option to purchase or sell a Covered Security.

     (h) "Report-only Security" means a Covered Security that does not require pre-clearance before trading, but is subject to the reporting requirements of this Code.

3.   Personal Investment Transactions Policy

Laws and ethical standards impose on MWAM and its employees duties to avoid conflicts of interest between their personal investment transaction and transactions MWAM makes on behalf of its customers. In view of the sensitivity of this issue, it is important to avoid even the appearance of impropriety. The following personal investment transactions policies are designed to reduce the possibilities for such conflicts and/or inappropriate appearances, while at the same time preserving reasonable flexibility and privacy in personal securities transactions.

Except as otherwise noted, MWAM's restrictions on personal investment transactions apply to all Access Persons. Every employee should consider himself or herself an Access Person unless otherwise specifically exempted by the compliance officer. In addition, this policy governs your investments in Covered Securities.

     A. General Principles Regarding Securities Transactions of Access Persons and MWAM Directors

                                                                  Compliance - 3

METROPOLITAN WEST ASSET MANAGEMENT, LLC


                                EMPLOYEE POLICY
                                   COMPLIANCE


No Access Person or MWAM director may purchase or sell, directly or indirectly, for his or her own account, or any account in which he or she may have a beneficial interest:

     . Any security (or related option or warrant) that to his or her knowledge MWAM is buying or selling for its clients, until such buying or selling is completed or cancelled.

     . Any security (or related option or warrant) that to his or her knowledge is under active consideration for purchase or sale by MWAM for its clients.

     B.     Pre-clearance Procedures

Except as noted below, each Access Person must obtain pre-clearance for any personal investment transaction in a Covered Security if such Access Person has, or as a result of the transaction acquires, any direct or indirect beneficial ownership in the security./2/ Pre-clearance is obtained by completing and signing the Pre-authorization Request Form. Scott Dubchansky, Laird Landmann, Tad Rivelle, Stephen Kane, David Lippman, or the compliance officer may authorize transactions. You must complete an approved securities transaction by the end of the business day following the day that you obtain pre-clearance. If the transaction is not completed within these time requirements, you must obtain new pre-clearance, including one for any uncompleted portion of the transaction. Post-approval is not permitted under this Code of Ethics. If MWAM determines that you completed a trade before approval or after the clearance expires, you will be considered to be in violation of the Code.

Pre-clearance is not necessary for Exempt Securities, Report-only Securities or Outside Fiduciary Accounts.

MWAM directors who (i) do not devote substantially all working time to the activities of MWAM, and (ii) do not have access to information about the day-to-day investment activities of MWAM are not required to obtain pre-clearance for personal investment transactions./3/

     C.     Additional Trading Restrictions


_______________
/2/ For clarification purposes, pre-clearance shall not be required for securities trades in accounts of an Access Person, which is managed by another person outside of MWAM.

/3/ Richard Hollander and Thomas Hayes, both Directors of MWAM, are deemed to be directors who neither devote substantially all working time to the activities of MWAM nor have access to information about the day-to-day investment activities of MWAM.

                                                                  Compliance - 4

In addition to the more general restrictions discussed above, MWAM has adopted other restrictions on personal investment transactions. Except as otherwise noted, the trading restrictions do not apply to Outside Fiduciary Accounts or securities trades in accounts of an Access Person, which is managed by another person outside of MWAM.

     No access person may:

     . Purchase or sell, directly or indirectly, for his or her own account or for any account in which he or she may have a beneficial interest (including through an Outside Fiduciary Account), any security that is subject to a MWAM restriction;

     . Purchase securities offered in a private placement of limited offering except with the prior approval of the compliance officer or other designated person. With your request for pre-clearance, you shall to provide copies of the Private Placement Memorandum or similar written documentation, which describes the offering and investment being made. In addition, you shall be required to sign an acknowledgement stating that the investment opportunity was not offered to you as result of your position with MWAM;

          In considering approval, after obtaining the above documents the compliance officer or other designated person will take into consideration whether the investment opportunity you have been offered should be reserved for MWAM's clients and whether the opportunity is being offered to you by virtue of your position with MWAM. If you or your department want to purchase on behalf of a MWAM client the security of an issuer or its affiliate where you have a beneficial interest (including through an Outside Fiduciary Account) in the securities of that issuer through a private placement, you must first disclose your interest to the compliance officer. In such event, the compliance officer or other designated person will independently review the proposed investment decision;

     . Purchase securities offered in an initial public offering, except with the prior approval of the compliance officer or other designated person. Similar to the pre-approval process for private placements, with your pre-clearance request you shall provide compliance officer or other designated person with written documentation describing the offering and you shall be required to acknowledge that you were not given the opportunity to invest in the IPO as a result of your position with MWAM;

     . Profit from the purchase or sale, or sale and purchase, of the same securities within 60 calendar days. You should also note that this prohibition would effectively limit the utility of options trading and short sales of securities and

                                                                  Compliance - 5

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

            could make legitimate hedging activities less available. Any profits realized on such short-term trades may have to be disgorged;

          . Purchase or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days before that security is bought or sold on behalf of any MWAM client. Violation of this prohibition may require reversal of the transaction and any resulting profits will be subject to disgorgement; and

          . Purchase or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is sold or sell any security for his or her own account or any Outside Fiduciary Account for a period of seven days after that security is bought on behalf of any MWAM client. In addition, any portfolio manager who manages a registered investment company may not purchase or sell any security for his or her own account or any Outside Fiduciary Account for the period of seven days after that security is bought or sold on behalf of registered investment company for which the portfolio manager serves as investment manager. Violation of these prohibitions may require reversal of the transaction and any resulting profits will be subject to disgorgement.

Any profits subject to disgorgement will be given to a charity selected by MWAM or under MWAM's direction.

          D. Securities or Transactions Exempt From Personal Investment Transactions Policy

The following Exempt Securities or transactions are not required to be pre-cleared and are not required to be reported:

          (a) U.S. Government Securities./3/
          (b) Bank Certificates of Deposit.
          (c) Bankers' Acceptances.
          (d) Commercial Paper.
          (e) Shares in open-end investment companies (mutual funds).
          (f) Securities purchased on behalf of an Access Person for an account over which the Access Person has no direct or indirect influence or control.
_________________
/3/ Futures contracts on US Government securities shall, for purposes of this Code, be treated as US Government securities and, therefore, transactions in such contracts are exempt.

                                                                  Compliance - 6

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

Personal investment transactions in Exempt Securities are still subject to MWAM's policy on inside information, where applicable.

        E. Securities or Transactions Subject to Reporting Requirements of the Personal Investment Transactions Policy

The following Report-only Covered Securities or transactions are not required to be pre-cleared, but are required to be reported:

         (a) Securities purchased through an automatic dividend reinvestment plan or an employee stock purchase plan.

         (b) Security purchases effected upon the exercise of rights issued by the issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

         (c) Securities acquired in connection with covering a position in, or the exercise of an option. However, the purchase or sale of an option itself is not an exempt transaction.

         (d) Exchange and non-exchange traded index-based instruments, including Standard and Poors' Depository Trust Receipts (SPDRs) and Nasdaq-100 Index Tracking Stock (QQQ).

Covered Securities acquired through an automatic dividend reinvestment plan do not need to be shown in the quarterly transaction reports if duplicate confirmations and periodic (monthly/quarterly) brokerage statements are filed.

        F.    Personal Securities Reporting

              (a) Initial Holdings Reports

No later than 10 days after a person becomes an Access Person, the following information is required to be filed:

         (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct or indirect beneficial ownership when the person became an Access Person;

         (ii) The name of any broker, dealer or bank with whom the Access Person maintained an account in which any securities were held for the direct or indirect benefit of the Access Person as of the date the person became an Access Person;

                                                                  Compliance - 7

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

         (iii) The reference number of any account reported; and

         (iv)  The date the report is submitted by the Access Person.

               (b)  Quarterly Reports

                    1. Transactions Reports

All Access Persons are required to file quarterly reports within 10 days of the end of each calendar quarter, listing all personal investment transactions in Covered Securities which an Access Person has a beneficial interest and which were transacted during the quarter. The reports shall contain the following information:

         (i) the date of the transaction, title, interest rate and maturity (if applicable) and the number of shares/ units/ principal of each security involved;

         (ii) the nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

         (iii) the price at which the transaction was effected;

         (iv) the name of the broker, dealer, or bank with or through whom the transaction was effected; and

         (v)   The date the report is submitted.

Every Access Person must file a quarterly report when due even if such person made no purchases or sales of securities during the period covered by the report.

You are charged with the responsibility for submitting the quarterly reports. Any effort by MWAM to facilitate the reporting process does not change or alter that responsibility.

                    2. New Accounts

Access Persons shall report along with their listing of investment transactions the following information concerning any new account established during the period in which any ecurities were held for their direct or indirect benefit:

                                                                  Compliance - 8

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE


         (i) The name of the broker, dealer or bank with whom the Access Person established the account;

         (ii)  The date the account was established;

         (iii) The reference number of any account reported; and

         (iv)  The date the report is submitted.

New accounts opened at mutual fund companies that contain only Exempt Securities are not required to be reported.

               (c)  Annual Holdings Reports

Annually, each Access Person must submit the following information, which shall be current as of a date no more than 30 days before the date the report is submitted:

         (i) The title, number of shares and principal amount of each Covered Security in which the Access Person had any direct of indirect beneficial ownership;

         (ii) The name of any broker, dealer or bank with whom the Access Person maintains an account in which any securities are held for the direct or indirect benefit of the Access Person and

         (iii) The reference number of any account reported; and

         (iv)  The date the report is submitted by the Access Person.

               (d)  Broker Statements and Trade Confirmations

All Access Persons are required to direct brokers of all accounts in which they have a beneficial interest to supply to MWAM, on a timely basis, duplicate copies of trade confirmations and copies of periodic broker account statements. This requirement does not apply to Outside Fiduciary Accounts. To maximize the protection of your privacy, you should direct your brokers to send this information to:

                    Metropolitan West Asset Management
                    Attention:  Compliance Officer
                    11766 Wilshire Boulevard, Suite 1580
                    Los Angeles, CA  90025

                                                                  Compliance - 9

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

4.   Gifts, Payments, and Preferential Treatment

     A. Gifts Received by Employees

No employee should solicit, receive, or participate in any arrangement leading to a gift to himself or herself, relatives, or friends, or any business in which any of them have a substantial interest, in consideration of past, present or prospective business conducted with MWAM. As a general rule, you should not accept gifts of more than de minimus value from present or prospective clients, providers of goods or services or others with which MWAM has dealings. While there is no absolute definition of de minimus, you should exercise good judgment to assure that no gift that is excessive in value is accepted. You should immediately report any offer of an improper gift to MWAM's compliance officer or CEO.

The term "gift" includes, but is not limited to, substantial favors, money, credit, special discounts on goods or services, free services, loans of goods or money, excessive entertainment events, trips, hotel expenses, or anything of value. Gifts to an employee's immediate family are included in this policy. The receipt of cash gifts by employees is absolutely prohibited.

If you believe that you cannot reject or return a gift without potentially damaging friendly relations between a third party and MWAM, you should report the gift and its estimated dollar value in writing to MWAM's compliance officer or CEO who may require that the gift be donated to charity.

     B. Gifts and Entertainment Given by Employees

It is acceptable for you to give gifts or favors of nominal value to the extent they are appropriate and suitable under the circumstances, meet the standards of ethical business conduct, and involve no element of concealment. Entertainment that is reasonable and appropriate for the circumstances is an accepted practice to the extent that it is both necessary and incidental to the performance of MWAM's business.

     C. Other Codes of Ethics

You should be aware that sometimes a client imposes more stringent codes of ethics than those detailed above. If you are subject to a client's code of ethics, you should abide by it.

5.   Outside Activities

     A. Outside Employment

                                                                 Compliance - 10

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

Each employee is expected to devote his or her full time and ability to MWAM's interests during regular working hours and such additional time as may be properly required. MWAM discourages employees from holding outside employment, including consulting. If you are considering taking outside employment, you must submit a written request to MWAM's compliance officer or CEO. The request must include the name of the business, type of business, type of work to be performed, and the days and hours that the work will be performed.

An employee may not engage in outside employment that: (a) interferes, competes, or conflicts with the interest of MWAM; (b) encroaches on normal working time or otherwise impairs performance; (c) implies MWAM's sponsorship or support of an outside organization; or (d) reflects directly or indirectly adversely on MWAM. MWAM policy prohibits outside employment in any financial services industry.

If you have an approved second job, you are not eligible to receive compensation during an absence from work which is the result of an injury on the second job and outside employment will not be considered an excuse for poor job performance, absenteeism, tardiness or refusal to work overtime. Should any of these situations occur, approval may be withdrawn.

         B.  Service as Director

No employee may serve as a director or in a similar capacity of any non-affiliated company or institution, whether or not it is part of your role at MWAM, without prior approval of the compliance officer. You do not need approval to serve on the board of a private family corporation for your family or any charitable, professional, civic or nonprofit entities that are not clients of MWAM and do not have business relations with MWAM. If you receive approval, it will be subject to the implementation of procedures to safeguard against potential conflicts of interest, such as Chinese Wall procedures. MWAM may withdraw approval at its discretion if MWAM concludes the withdrawal is in MWAM's interest. Also, if you serve in a director capacity which does not require approval but circumstances later change which would require such approval (e.g., the company enters into business relations with MWAM or becomes a client), you must then get approval.

         C.  Fiduciary Appointments

No employee may accept appointments as executor, trustee, guardian, conservator, general partner or other fiduciary, or any appointment as a consultant in connection with fiduciary or active money management matters, without the prior approval of the compliance officer. This policy does not apply to appointments involving personal estates or service on the board of a charitable, civic, or nonprofit company where the Access Person does not act as an investment

                                                                 Compliance - 11

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

adviser for the entity's assets. If MWAM grants you approval to act as a fiduciary for an account outside MWAM, it may determine that the account qualifies as an Outside Fiduciary Account. Securities traded by you as a fiduciary will be subject to the MWAM Personal Investment Transactions Policy.

     D. Compensation, Consulting Fees and Honorariums

If you have received proper approval to serve in an outside organization or to engage in other outside employment, you may retain all compensation paid for such service unless otherwise provided by the terms of the approval. You should report the amount of this compensation to MWAM's compliance officer or CEO. You may not retain compensation received for services on boards of directors or as officers of corporations where you serve in the course of your employment activities with MWAM. You may also retain honorariums received by you for publications, public speaking appearances, instruction courses at educational institutions, and similar activities.

     E. Participation in Public Affairs

MWAM encourages its employees to support community activities. Normally, voluntary efforts take place outside of regular business hours. If you wish to accept an appointive office, or run for elective office, you must first obtain approval from MWAM.

     F. Serving as Treasurer of Clubs, Churches, Lodges

An employee may act as treasurer of clubs, churches, lodges, or similar organizations. However, you should keep funds belonging to such organizations in separate accounts and not commingle them in any way with your personal funds or MWAM's funds.

6.   Other Employee Conduct

     A. Personal Financial Responsibility

It is important that employees properly manage their personal finances, particularly in matters of credit. Imprudent personal financial management may affect job performance and lead to more serious consequences for employees in positions of trust. In particular, you are not permitted to borrow from clients, or from providers of goods and services with whom MWAM deals, except those who engage in lending in the usual course of their business and then only on terms offered to others in similar circumstances, without special treatment.

                                                                 Compliance - 12

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

     B. Taking Advantage of a Business Opportunity that Rightfully Belongs to
        MWAM

Employees must not take for their own advantage an opportunity that rightfully belongs to MWAM. Whenever MWAM has been actively soliciting a business opportunity, or the opportunity has been offered to it, MWAM's funds, facilities or personnel have been used in pursuing the opportunity, that opportunity rightfully belongs to MWAM and not employees who may be in a position to divert the opportunity for their own benefits.

     C. Corporate Property or Services

Employees are not permitted to act as principal for either themselves or their immediate families in the supply of goods, properties, or services to MWAM, unless approved by the compliance officer. Purchase or acceptance of corporate property or use of the services of other employees for personal purposes are also prohibited.

     D. Use of MWAM Stationery

It is inappropriate for employees to use official corporate stationery for either personal correspondence or other non-job-related purposes.

7.   Confidentiality

All information relating to past, current and prospective clients is highly confidential and is not to be discussed with anyone outside the MWAM's organization without the written approval of MWAM's compliance officer or CEO. One of the most sensitive and difficult areas in MWAM's daily business activities involves information regarding investment plans or programs and possible or actual securities transactions by MWAM.

8.   Sanctions

Upon discovering a violation of this Code, MWAM may impose such sanctions as it deems appropriate, including, but not limited to, a reprimand (orally or in writing), a reversal of any improper transaction and disgorgement of the profits from the transaction, demotion, and suspension or termination of employment.

9.   Annual Compliance Certification

MWAM will require all Access Persons and MWAM directors to certify annually that
(i) they have read and understand the terms of this Code of Ethics and recognize the responsibilities and

                                                                 Compliance - 13

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE

obligations incurred by their being subject to this Code, and (ii) they are in compliance with the requirements of this Code, including but not limited to the personal investment transactions policies contained in this Code (Exhibit A).

                                                                 Compliance - 14

METROPOLITAN WEST ASSET MANAGEMENT, LLC

                                EMPLOYEE POLICY
                                   COMPLIANCE


                                    EXHIBIT A

                       METROPOLITAN WEST ASSET MANAGEMENT

                         ANNUAL COMPLIANCE CERTIFICATION

     I have read and understand the terms of the Code of Ethics and Insider Trading policies of Metropolitan West Asset Management and the Code of Ethics of Metropolitan West Funds and recognize the responsibilities and obligations incurred by my being subject to these Codes and policies. I am in compliance with the requirements of these Codes, including but not limited to the personal investment transactions policies contained in the Codes. I hereby agree to abide by the Code of Ethics and Insider Trading policies of Metropolitan West Asset Management and the Code of Ethics of Metropolitan West Funds.

_____________________________                    ______________________
(Signature)                                             (Date)


_____________________________
(Print Name)

                                                                 Compliance - 15